                                                                Exhibit No. 3(j)
                                    BY-LAWS

                                      OF

                   SYSTEMS APPLICATIONS INTERNATIONAL, INC.


                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

     Section l.  Principal Office.  The Principal office of the Corporation is
     ----------  -----------------
hereby fixed and located at 9300 Lee Highway in the city of Fairfax, State of Virginia.

     Section 2.  Other Offices.  The Corporation shall also have a principal
     ----------  --------------
executive office at 1800 Harrison Street, in the City of Oakland, County of Alameda, State of California and other offices may at any time be established by the Board of Directors at and place where the Corporation is qualified to do business.

                                  ARTICLE II
                                  ----------

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     Section l.  Place of Meetings.  All annual meetings of stock-holders shall
     ----------  ------------------
be held at the office of the Corporation in the City of Oakland, County of Alameda, State of California or at any other place which may be designated either by the Board of Directors, pursuant to authority hereinafter granted to said Board or by written consent of all stockholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.

     Section 2.  Annual Meetings.  The annual meeting of stockholders shall be
     ----------  ----------------
held on the first Wednesday following the first Tuesday in October of each year at 2:30 in the afternoon of said day or at such other time as the stockholders may agree; provided, however, that should said day fall upon a legal holiday any year, then the annual meeting of stockholders for such year shall be held at the same time and place on the next day of such year thereafter ensuing which is not a legal holiday.

     Not less than ten (10) nor more than sixty (60) days' advance written notice of the actual date of each such annual meeting shall be given to each stockholder entitled to vote thereat in the same manner as is provided in
Section 3 of this Article II for the giving of written notice of special meetings of stockholders.

     Section 3.  Special Meetings.  Special meetings of stockholders, for any
     ----------  -----------------
purpose or purposes, unless otherwise prescribed by statute, may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning not less than one fifth (1/5) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Except in special cases where other express provision is made by statute, written notice of such special meetings shall be given to each stockholder entitled to vote, either personally or by sending a copy of the notice through the mail or by telegraph, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If a stockholder supplies no address, notice shall be deemed to have been given him if mailed to he place where the principal office of the Corporation is situated, or published at least once in some newspaper of general circulation in the county of said principal office. All such notices shall be sent to each stockholder entitled thereto not less than ten (10) nor more than sixty (60) days before each special meeting and shall specify the place, the day and the hour of such meeting, and the general nature of the business to be transacted.

     Section 4.  Adjourned Meetings and Notice Thereof.  Any stockholders'
     ----------  --------------------------------------
meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

     When any stockholders meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

     Section 5.  Entry of Notice.  Whenever any stockholder entitled to vote has
     ----------  ----------------
been absent from any meeting of stockholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such stockholders, as required by law and by the By-Laws of the Corporation.

     Section 6.  Voting.  At all meetings of stockholders every stockholder
     ----------  -------
entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his own name on the stock records of the Corporation. Such vote may be viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by a stockholder at any election and before the voting begins.

     Every stockholder entitled to vote at any election of Directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principal among as many candidates as he shall think fit. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

     Section 7.  Quorum.  The presence in person or by proxy of the holders of a
     ----------  -------
majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 8.  Consent of Absentees.  The transactions of any meetings of
     ----------  ---------------------
stockholders, either annual or special, however called and noticed, shall be as valid as if transacted at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 9.  Action Without Meeting.  Any action, except election of
     ----------  -----------------------
Directors, which under the provisions of the General Corporation Law of Delaware may be taken at a meeting of the stockholders, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided, if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required.

     Section 10.  Proxies.  Every person entitled to vote or execute consents
     ---------------------
shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the stockholder executing it specifies therein the length of time for which such proxy is to continue in force, which is in no case to exceed seven (7) years from the date of its execution.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     Section l.  Powers.  Subject to limitations of the Certificate of
     ----------  -------
Incorporation, of the By-Laws, and of the Corporation Laws of the State of Delaware as to action to be authorized or approved by the stockholders, and subject to the duties of Directors as prescribed by the By-Laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitation, it is hereby expressly declared that the Directors shall have the following powers, to wit:

First - To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or the By-Laws fix their compensation, and require from them security for faithful service, and to appoint committees, with such authority, not inconsistent with law, as may be set forth in the resolution or resolutions establishing the same.

Second - To conduct, manage and control and affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with law, with the Certificate of Incorporation or the ByLaws, as they may deem best.

Third - To provide for the establishment of one or more offices within or without the State of Delaware, and to change such office or offices from one location to another as provided for in Article I, Section 2, hereof, and by the laws of the State of Delaware, and as the business of the Corporation may require; to designate any place within or without the State of Delaware for the holding of any stockholder's or Directors' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of Certificates of stock, and to alter the form of such seal and of such certificates from time to time, in their judgement they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth - To authorize the issue of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done, or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Fifth - Borrow money and incur indebtedness for the Corporation, and to cause to be executed and delivered thereof, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

     Section 2.  Number and Qualifications of Directors.  The Board of Directors
     ----------  ---------------------------------------
shall consist of not less than one (1) or more than seven (7) the exact number to be established by resolution of the board of directors and approved by the shareholders. Directors need not be stockholders.

     Section 3.  Election and Term of Office.  The Directors shall be elected at
     ----------  ----------------------------
each annual meeting of stockholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of stockholders held for that purpose. All Directors shall hold office until their respective successors are elected.

     Section 4.  Removal of Directors.  Any Director may be removed from office
     ----------  ---------------------
by the vote or written consent of stockholders owning a majority of the outstanding shares entitled to voting power.

     Section 5.  Vacancies.  Vacancies in the Board of Directors may be filled
     ----------  ----------
by the stockholders or by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected in accordance with Section 3 above.

     A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors shall be increased, or in case the stockholders fail at any time to elect the full number of authorized stockholders.

     The stockholders may at any time elect Directors to fill the vacancies not filled by the Directors, and may elect additional Directors at any meeting of the stockholders at which an Amendment of the By-Laws is voted authorizing an increase in the number of Directors.

     If any Director tenders his resignation to the Board of Directors, the Board shall have the power to elect a success to the office at such time as the resignation shall become effective. No reduction of the number of directors shall have the effect or removing any Director prior to the expiration of his term of office.

     Section 6.  Place of Meeting.  All meetings of the Board of Directors
     -----------------------------
shall be held at the principal office of the Corporation, or any other place within or without the State of Delaware designated at any time by resolution of the Board or specified in the notice of the meeting or waiver thereof.

     Section 7.  Organization Meeting.  Immediately following each annual
     ----------  ---------------------
meeting of stockholders, the Board of Directors may hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

     Section 8.  Other Regular Meetings.  Other regular meetings of the Board of
     ----------  -----------------------
Directors shall be held without call at such times as shall from time to time be determined by the Board of Directors. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

     Section 9.  Special Meetings.  Special meetings of the Board of Directors
     ----------  -----------------
for any purpose or purposes may be called at any time by the President or if he is absent or unable to, or refuses to act, by any Vice President or by any two Directors.

     Notice of the time and place of meetings shall be delivered personally to the Directors or given by telephone or by telegraph at least 48 hours prior to the time of the holding of the meeting, or if mailed shall be mailed at least 4 days prior to the meeting date. If notice is given by letter or by telegram, it shall be sent charges prepaid, addressed to him at this address as it is shown upon the records of the Corporation, or it if is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director.

     Section 10.  Adjournment.  A majority of the Directors present, whether
     -----------  ------------
or not a quorum is present, may adjourn any meeting to another time and place. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given as in the case of an original meeting.

     Section 11.  Entry of Notice.  Whenever any Director has been absent from
     -----------  ----------------
any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such Director, as required by law and the By-Laws of the Corporation.

     Section 12.  Waiver of Notice.  The transactions of any meeting of the
     -----------  -----------------
Board of Directors, whoever called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 13.  Quorum and Voting Requirements.  At all meetings of the Board
     -----------  -------------------------------
a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors.

     Any action of a majority of the authorized number of Directors, although not at a regularly called meeting, and the record thereof, if assented to in writing by all the other members of the Board, shall always be as valid and effective in all respects as if passed by the Board in regular meeting.

     Section 14.  Fees and Compensation.  Directors shall receive such
     -----------  ----------------------
compensation for their services as Directors as shall be determined form time to time by resolution of the Board of Directors. Any Director may serve the Corporation in any other capacity as an officer, agent, employee or otherwise and receive compensation therefor.

     Section 15.  Chairman of the Board.  The Directors may should they choose
     -----------  ----------------------
to do so, elect from among their members a chairman of the Board to preside over meetings of the Board of Directors. Said position of Chairman of the Board shall not be considered an office of the Corporation under Article IV of the By-Laws of this Corporation.

     Section 16.  Committees.  There shall be an executive committee of the
     -----------  -----------
Board of Directors, consisting of three members and there may be other committees of the Board of Directors. Such committees shall be designated by resolution or resolutions passed by a majority of the whole Board, and shall serve at the pleasure of the Board. Such committees shall have such authority as may be provided in a resolution or resolutions adopted by a majority of the Board; provided, however, that the Board of Directors shall retain such rights and privileges as are reserved exclusively to it by law. The executive committee's authority shall include the exercise of all powers and duties of the Board of Directors, while it is not in session, with respect to leases, loans from stockholders, establishment of branch offices, donations, investment of corporate funds and salaries of corporate personnel.

                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

     Section l.  Officers.  The officers of the Corporation shall be a
     ----------  ---------
President, a Vice President, a Secretary, and a Treasurer. The Corporation may also have at the discretion of the Board of Directors one or more Executive Vice Presidents, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with provisions of Section 3 of this Article. Officers need not be Directors. Any person may hold two or more offices.

     Section 2.  Election.  The officers of the Corporation, except such
     ----------  ---------
officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     Section 3.  Subordinate Officers Etc.  The Board of Directors may appoint
     ----------  -------------------------
such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

     Section 4.  Removal and Resignation.  Any officer may be removed, either
     ----------  ------------------------
without or with cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or by any officer upon whom power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5.  Vacancies.  A vacancy in any office because of death,
     ----------  ----------
resignation, removal, disqualification or any other cause, shall be filled by the Board of Directors in the manner prescribed in Section 2 of this Article or an any regular or special meeting of the Board of Directors.

     Section 6.  President.  Subject to the control of the Board of Directors,
     ----------  ----------
the President shall have the general powers and duties of management usually vested in the office of President of the Corporation as well as such other powers and duties as may be prescribed by the Board of directors or the By-Laws. The President shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board he shall preside at all meetings of the Board of Directors.

     Section 7.  Vice President.  In the absence or disability of the President,
     ----------  ---------------
the Vice President in order of their rank fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

     Section 8.  Secretary.  The Secretary shall keep, or cause to be kept, a
     ----------  ----------
book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at the Directors' meetings, the number of shares present of represented at stockholders meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's Transfer Agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses; the number of classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

     Section 9.  Treasurer.  The Treasurer shall deposit all moneys and other
     ----------  ----------
valuables in the name and to credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chairman of the Board, the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

                                   ARTICLE V
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     Section 1.  Record Date and Closing Stock Books.  The Board of Directors
     ----------  ------------------------------------
may fix a time, in the future, not exceeding forty (40) days preceding the date of any meeting of stockholders, and not exceeding thirty (30) days preceding the date fixed for the payment of any dividend of distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of an to vote at such a meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the right in respect to any such change, conversion or exchange or shares, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any shares of stock on the books of the Corporation after any record date fixed as aforesaid. The board of Directors may close the books of the Corporation against transfers during the whole, or any part, of any such period, except that in the event of the declaration of dividends the stock transfer books of the Corporation shall not be closed but the Board of Directors shall fix a record date, as hereinabove provided, as of which the Transfer Agent of the Corporation will take record of all stockholders entitled to such dividend.

     Section 2.  Inspection of Corporate Records.  The share register or
     ----------  --------------------------------
duplicate share register shall be open to inspection upon the written demand of any stockholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a stockholder, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any stockholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a stockholders' meeting and shall be made in writing upon the President, Secretary or an Assistant Secretary of the Corporation. Every such demand, unless granted, shall be referred by such officer to the Board of Directors.

     Section 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for
     ----------  --------------------
payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time, shall be determined by resolution of the Board of Directors.

     The Board of Directors may by resolution, confer power on the Treasurer, or any other officer, to open bank accounts with any bank for and in the name of the Corporation and may confer authority on such Treasurer or other officer to designate, from time to time, the officer or officers, or person or persons, who shall be authorized to withdraw money from any account by check or otherwise.

     Section 4.  Fiscal Year.  The fiscal year of the Corporation shall end at
     ----------  ------------
the close of business on December 31 in each year.

     Section 5.  Contracts How Executed.  The Board of Directors, except as in
    ----------  -----------------------
the By-Laws otherwise provided, may authorize any officer or officers, agents or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation and said officer and agents are further authorized to delegate said authority to any employee or agent of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to to render it liable for any purpose or to any amount.

     No contract or other transaction between the Corporation and one or more of its Directors or between the Corporation and any other Corporation, firm or association in which one or more of its Directors are Directors or are financially interested, shall be either void or voidable because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorized or approves such contract or transaction or because his or their votes are counted for such purpose if the circumstances specified in any one of the following subparagraphs shall exist:

     (a) the fact of common directorship or financial interest is disclosed or known to the Board of Directors or committee and noted in the minutes and the Board of Directors or committee authorizes, approves or ratifies the transaction in good faith by a vote of a majority of those members of such Board or committee who are not interested in the contract or transaction and are not Directors or financially interested in the Corporation, firm or association with which the transaction is made; or

     (b) the fact of a common directorship or financial interest is disclosed or known to the stockholders and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders entitled to vote; or

     (c) the contract or transaction is fir as to the Corporation at the time it is authorized or approved.

     Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies a contract or transaction, and if the votes of the common are interested Directors are not counted at such meeting, then a majority of the disinterested Directors may authorize, approve or ratify a contract or transaction.

     Section 6.  Certificates of Stock.  A certificate or certificates for
     ----------  ----------------------
shares of the capital stock of the Corporation shall be issued to each stockholder when any such shares are fully paid up. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and Secretary or a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary.

     Every certificate authenticated by a facsimile or a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.

     Certificated for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the By-Laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

     Section 7.  Transfer of Stock.  Transfer of stock shall be made only upon
     ----------  ------------------
the proper stock books of the Corporation and must be accompanied by the surrender of the certificate or certificates representing the transferred stock duly endorsed by the holder thereof in person or by his duly authorized attorney or legal representative.

     Section 8.  Representation of Shares Held by Other Corporations.  Shares
     ----------  ----------------------------------------------------
of the Corporation standing in the name of another corporation may be voted or represented and all right incident thereto may be exercised on behalf of such other corporation, by any officer thereof authorized so to do by resolution of its board of directors, or by its executive committee, or by its by-laws, or by any person authorized so to do by proxy or power of attorney duly executed by the president or vice president and secretary or an assistant secretary of such other corporation, or by authority of the board of directors thereof.

     Section 9.  Inspection of By-Laws.  The Corporation shall keep in its
     ----------------------------------
principal executive office for the transaction of business, the original or a copy of the By-Laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

     Section 10.  Indemnification.  Every person heretofore, now or hereafter
     -----------------------------
serving as a Director, officer or employee of the Corporation, and every person heretofore, now or hereafter serving at the written request of the Corporation (or at its oral request subsequently confirmed in writing), as a director, officer, or employee or another corporation or other business association in which the Corporation owns shares of capital stock or other proprietary interest or of which the Corporation is a creditor shall be indemnified and held harmless by the Corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit, or proceeding, civil or criminal, in which he may become involved as a party or otherwise by reason of his being or having been a director, officer, or employee of the Corporation or other business association in which the Corporation owns shares of capital stock or other proprietary interest or of which the Corporation is a creditor, whether or not he continues to be such at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein the term "loss, cost, liability and expense" shall include all expenses incurred in the defense of such claim, action, suit or proceeding and amounts of judgements, fines, or penalties levied or rendered against any such person; provided, however, that no such person shall be entitled to indemnity hereunder unless the Board of Directors of the Corporation determine in good faith that such person was action in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interests of the Corporation or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such claim, action, suit or proceeding whether actually commenced or threatened. Expenses incurred with respect to any such claim, action suit or proceeding may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking satisfactory in form and amount to the Board of Directors by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any person may be otherwise entitled by contract or as a matter of law.

                                  ARTICLE VI
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                                  AMENDMENTS
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     Section l.  Adoption, Amendment, or Repeal of By-Laws.  By-Laws may be
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adopted, amended or repealed by the vote of stockholders entitled to exercise a majority of the voting power of the Corporation or by a written assent of such stockholders. Subject to the right of stockholders to adopt, or repeal By-Laws, any and all of the By-Laws may be adopted, amended or repealed by the Board of Directors.